SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 26, 1998



                     SUN HEALTHCARE GROUP, INC.
      (Exact name of Registrant as specified in its charter)




Delaware                  1-12040                      85-041062
(State or other           (Commission            (I.R.S. Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



101 Sun Avenue, N.E., Albuquerque, New Mexico                       87109
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number,
including area code:                               (505) 821-3355


  (Former name or former address, if changed since last report.)

              This Current Report contains 5 pages.
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Item 5.  Other Events.

  On February 25, 1998, Sun Healthcare Group, Inc. (the "Company") announced a loss of $18.4 million or $0.39 per basic or diluted share for the fourth quarter of 1997 after an extraordinary loss of $19.9 million, net of related tax benefits. Before the extraordinary loss, the Company reported earnings of $1.6 million or $0.03 per basic or diluted share for the quarter ended December 31, 1997 as compared to a net loss of $4.6 million or a loss of $0.10 per basic or diluted share for the quarter ended December 31, 1996.

  For the twelve months ended December 31, 1997, the Company reported net earnings, after the extraordinary loss, of $34.8 million or $0.74 per diluted share ($0.75 per basic share). Before the extraordinary loss, the Company reported net earnings of $54.7 million or $1.12 per diluted share ($1.18 per basic share) for the twelve months ended December 31, 1997 as compared to net earnings of $21.5 million or $0.46 per basic or diluted share for the twelve months ended December 31, 1996.

  The extraordinary loss of $19.9 million, net of related tax benefits, recorded in the fourth quarter of 1997 resulted from the extinguishment of certain debt of Regency Health Services, Inc. ("Regency") and the refinancing of the Company's credit facility. In addition, the Company recorded a pre-tax loss of $7 million from the anticipated sale of the Company's Canadian outpatient clinics in the fourth quarter of 1997. The loss was based on the Company's revised estimates of selling values and of costs to sell.

  For the year ended December 31, 1997, the Company reported revenues of $2.011 billion, a 53% increase over the total net revenues of $1.316 billion for the year ended December 31, 1996. For the quarterly period ended December 31, 1997, the Company reported net revenues of $678 million, a 105% increase over total net revenues of $330 million reported for the quarterly period ended December 31, 1996. In the fourth quarter of 1997, the Company recorded negative revenue adjustments totaling approximately $15 million resulting from changes in accounting estimates primarily based on new information arising from the settlement in late 1997 of substantially all of Medicare facility cost reports for 1994 and 1995. This charge also includes an estimate for projected settlements in 1996 based on the prior years' settlements. In addition, the extinguishment of certain Regency debt during the fourth quarter of 1997 resulted in an increase in certain reimbursable costs from Medicare. As a result, the Company recognized $4 million of revenues from Medicare.

                                        2

Domestic Inpatient Services

  The Company's nursing home operations grew by 129 net facilities during the fourth quarter of 1997, from 192 facilities with 22,802 beds on September 30, 1997 to 321 facilities with 36,655 beds on December 31, 1997.

  Revenues for the division rose 46%, from $295 million in the quarter ended September 30, 1997 to $430 million for the quarter ended December 31, 1997.

  Total inpatient revenues for the year ended December 31, 1997 were $1.238 billion, a 50% increase over total inpatient revenues of $827 million for the year ended December 31, 1996. The Company's number of nursing homes grew by approximately 100% from 160 facilities on December 31, 1996 to 321 on December 31, 1997.

  On October 8, 1997, the Company completed its acquisition of Regency (the "Regency Acquisition"), which added 111 new facilities to Sun's U.S. operations. In addition to the Regency Acquisition, the Company acquired
51 net domestic facilities during the year ended December 31, 1997, including 18 skilled nursing facilities from Health Care Capital, Inc. in December 1997.

Therapy Services

  Therapy services revenues from services provided to nonaffiliated facilities grew by 33%, from $73 million for the quarter ended September 30, 1997 to $97 million for the quarter ended December 31, 1997. The total number of nonaffiliated facilities served increased during the quarter, from 1,131 to 1,278.

  Total revenues for therapy services provided to nonaffiliated facilities increased 36%, from $221 million for the year ended December 31, 1996 to $301 million for the year ended December 31, 1997. The total number of nonaffiliated facilities served increased from 759 to 1,278 during the same period.

  On September 30, 1997 the Company acquired Hospital Therapy Services. The acquisition made SunCare Respiratory Services, Inc., the Company's respiratory therapy services subsidiary, one of the largest such providers in the United States.

                                        3

Pharmaceutical Services

  The Company's pharmaceutical services division revenues from providing services to nonaffiliated facilities increased from $27 million in the quarter ended September 30, 1997 to $52 million in the quarter ended December 31, 1997, a 93% increase.

  The total number of nonaffiliated facilities served by the pharmaceutical division increased by 124 during the quarter December 31, 1997, from 422 facilities served on September 30, 1997 to 546 facilities served on December 31, 1997. The increase in pharmaceutical services division revenues during the quarter resulted from a combination of increased sales and facilities acquisitions.

  The pharmaceutical services division's revenues from providing pharmaceutical services to nonaffiliated facilities grew by 73% in 1997, from $71 million for the year ended December 31, 1996 to $123 million for the year ended December 31, 1997. The total number of nonaffiliated facilities served increased from 325 on December 31, 1996 to 546 facilities on December 31, 1997.

  On March 17, 1997 the Company entered the pharmaceutical therapy business for in-home patients with chronic conditions, through its acquisition of Tampa, Florida based Health Factors, Inc. In addition, since the Regency Acquisition, the pharmaceutical services division now provides home healthcare services.

International Operations

  On December 31, 1997 the Company operated a total of 131 nursing home facilities with approximately 7,837 beds in the United Kingdom. The start-up of newly constructed facilities, combined with an excess number of available beds in the United Kingdom, resulted in lower occupancy rates and a loss from the Company's U.K. operations for the year ended December 31, 1997. In response to the market conditions, the Company does not plan to construct additional facilities in the United Kingdom in 1998.

  Sun operated a total of 162 long-term and subacute care facilities with 10,448 beds in Europe and 483 long-term care facilities with 47,103 beds worldwide.

  Sun Healthcare Group, Inc. is a diversified international long-term care provider. Sun operates long-term and subacute care facilities in the United States, the United Kingdom, Spain, Australia and Germany. The Company also provides therapy and pharmacy services, medical supplies and comprehensive ancillary services to the long-term care industry.

  Except for historical information, all other matters in this Form 8-K are forward-looking statements that involve risks and uncertainties as detailed from time to time in the Company's periodic reports, including the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 and quarterly reports for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997.

                           SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Sun Healthcare Group, Inc.


                              By:  /s/ William C. Warrick

                              Name: William C. Warrick
                              Title:    Vice President, Corporate Controller

Dated: February 26, 1998